                                                                     EXHIBIT 3.1


                                            ------------------------------
                                           |      STATE OF DELAWARE       |
                                           |     SECRETARY OF STATE       |
                                           |   DIVISION OF CORPORATIONS   |
                                           |   FILED 10:00 AM 04/15/1992  |
                                           |       72106041 - 388509      |
                                            -----------------------------


                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                              COCA-COLA ENTERPRISES INC.
                           (RESTATED AS OF APRIL 15, 1992)

                     (Originally incorporated on January 25, 1944
                  under the name of The Hickory Publishing Company)
                                    ~~~~~~~~~~~~~
               (Pursuant to Section 245 of the General Corporation Law
                              of the State of Delaware)
                                    ~~~~~~~~~~~~~


         FIRST:   The name of the corporation is Coca-Cola Enterprises Inc.
(hereinafter referred to as the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH:  A.       The total number of shares of all classes of stock
that the Corporation shall have authority to issue is Six Hundred Million (600,000,000) shares, consisting of Five Hundred Million (500,000,000) shares of common stock, par value $1 per share (hereinafter referred to as "Common Stock") and One Hundred Million (100,000,000) shares of preferred stock, par value $1 per share (hereinafter referred to as "Preferred Stock").

                  B. The board of directors of the Corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation") to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of Common Stock, without a vote of the holders of the shares of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the Preferred Stock Designation or Preferred Stock Designations establishing the series of Preferred Stock.

                  C. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote.


         FIFTH:   A.       The business and affairs of the Corporation shall be
managed by the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Corporation.

                  B. The number of directors shall be fixed by, or in the manner provided in, the bylaws. Commencing with the election of directors at the annual meeting of stockholders held in 1986, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the next annual meeting of stockholders thereafter, the term of the office of the second class to expire at the second annual meeting of stockholders thereafter, and the term of office of the third class to expire at the third annual meeting of stockholders thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders commencing with the first annual meeting after the division of directors into classes, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. All vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  C. The board of directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

         SIXTH:   A.       A director of the Corporation shall not be personally
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after this Restated Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  B.       Any repeal or modification of the foregoing
Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director or the Corporation existing at the time of such repeal or modification.

         SEVENTH: A.       In anticipation that the Corporation will cease to be
a wholly owned subsidiary of The Coca-Cola Company, but that The Coca-Cola Company will remain a substantial stockholder of the Corporation, and in anticipation that the Corporation and The Coca-Cola Company may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with The Coca-Cola Company (including service of officers and directors of The Coca-Cola Company as officers and directors of the Corporation), the provisions of this Article SEVENTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve The Coca-Cola Company and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

                  B. The Coca-Cola Company shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither The Coca-Cola Company nor any officer or director thereof (except as provided in paragraph C below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of The Coca-Cola Company or of such person's participation therein. In the event that The Coca-Cola Company acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both The Coca-Cola Company and the Corporation, The Coca-Cola Company shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that The Coca-Cola Company pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

                  C. In the event that a director or officer of the Corporation who is also a director or officer of The Coca-Cola Company acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and The Coca-Cola Company, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that The Coca-Cola Company pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation, if such director or officer acts in a manner consistent with the following policy:

                  (i) A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of The Coca-Cola Company, shall belong to the Corporation;

         (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of The Coca-Cola Company shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to The Coca Cola Company; and (iii) a corporate opportunity offered to any person who is an officer of both the Corporation and The Coca-Cola Company shall belong to the Corporation.

                  D. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to the provisions of this Article SEVENTH.


                  E.       For purposes of this Article SEVENTH:

                  (1) A director of the Corporation who is Chairman of the board of directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the bylaws of the Corporation), unless such person is a full-time employee of the Corporation; and

                  (2) The Coca-Cola Company shall include all subsidiary corporations and other entities in which The Coca-Cola Company owns (directly or indirectly) more than 50% of the outstanding voting capital stock or voting power.

         EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation shall be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

         NINTH:   In addition to any affirmative vote required by law, by this
Certificate of Incorporation or by any Preferred Stock Designation:

         (a) any amendment or alteration of this Certificate of Incorporation by the stockholders;

         (b) any amendment or alteration of the bylaws of the Corporation by the stockholders;

         (c) any merger or consolidation of the Corporation with or into any other corporation other than a merger or consolidation that does not require the vote of the stockholders of the Corporation;

         (d) any sale, lease, or exchange (in one transaction or a series of transactions) of all or substantially all of the property and assets of the Corporation; or

         (e) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the outstanding shares of the Common Stock and any series of Preferred Stock entitled to vote generally in the election of directors, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

         TENTH:   The board of directors of the Corporation, when evaluating any offer of a person, other than the Corporation itself, to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another person, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation shall, in connection with the exercise of its business judgment in determining what are the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation (i) the consideration being offered in relation to the current market price, but also in relation to the current value of the Corporation in a freely negotiated transaction and in relation to the board of directors' current estimate of the future value of the Corporation as an independent entity, (ii) the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, and (iii) the desirability of maintaining independence from any other entity.

         ELEVENTH: A.      Each person who was or is made a party or is
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section B hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article ELEVENTH or otherwise.

                  B. If a claim under Section A of this Article ELEVENTH is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the

Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         This Restated Certificate of Incorporation was duly adopted by the board of directors pursuant to Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation as amended or supplemented through April 15, 1992, and there is no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on this 15th day of April, 1992.


                                        COCA-COLA ENTERPRISES INC.

                                           /S/ SUMMERFIELD K. JOHNSTON, JR.
                                        By:------------------------------------
                                             Summerfield K. Johnston, Jr.
                                             Vice Chairman and Chief
                                                Executive Officer


ATTEST:

/S/ J. GUY BEATTY,JR.
-----------------------------
J. Guy Beatty, Jr., Secretary

-------------------------------------------------------------------------------

                                             ----------------------------
                                            |     STATE OF  DELAWARE     |
                                            |     SECRETARY OF STATE     |
                                            |  DIVISION OF CORPORATIONS  |
                                            | FILED 11:10 AM 04/21/1997  |
                                            |   971127667 -   0388509    |
                                             ----------------------------

               Certificate of Amendment of the
               -------------------------------
                Certificate of Incorporation
                 ---------------------------

                             --
                 Coca-Cola Enterprises Inc.
                 ---------------------------


                Under Section 242 of the General Corporation Law
                            of the State of Delaware

         COCA-COLA ENTERPRISES INC., a corporation duly organized and existing under the laws of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That on February 18, 1997, the Board of Directors duly adopted the following resolution amending the Certificate of Incorporation of the Corporation, and declared its advisability and directed that the amendment be considered at the next annual meeting of the stockholders of the
                  Corporation:

         RESOLVED, that the Certificate of Incorporation of the Corporation be, and the same hereby is, amended by deleting the current Article FOURTH thereof, and substituting the following:

         A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Billion One Hundred Million (1,100,000,000) shares, consisting of One Billion (1,000,000,000) shares of common stock, par value $1 per share (hereinafter referred to as "Common Stock") and One Hundred Million (100,000,000) shares of preferred stock, par value $1 per share (hereinafter referred to as "Preferred Stock")

         B. The board of directors of the Corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation") to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of Common Stock, without a vote of the holders of the shares of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the Preferred Stock Designation or Preferred Stock Designations establishing the series of Preferred Stock.

         C. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote.

         D. Each share of Common Stock of the Corporation issued and outstanding or held in the treasury of the Corporation immediately prior to the close of business on May 1, 1997, that being the time when the amendment of this Article FOURTH of the Certificate of Incorporation shall have become effective, is changed into and reclassified as three fully paid and nonassessable shares of Common Stock, par value $1 per share, and at the close of business on such date, each holder of record of Common Stock shall, without further action, be and become the holder of two additional shares of Common Stock for each share of Common Stock held of record immediately prior thereto. Effective at the close of business on such date, each certificate representing shares of Common Stock outstanding or held in treasury immediately prior to such time shall continue to represent the same number of shares of Common Stock and as promptly as practicable thereafter, the Corporation shall issue and cause to be delivered to each holder of record of shares of Common Stock at the close of business on such date an additional certificate or certificates representing two additional shares of Common Stock for each of Common Stock held of record immediately prior thereto.

         SECOND: That on April 21, 1997, at the Corporation's annual meeting called and held in accordance with the provisions of the General Corporation Law of the State of Delaware, the amendment was duly approved and adopted by a majority of the outstanding stock of the Corporation entitled to vote upon the amendment.

         THIRD:   That the effective date of this amendment shall be at the
close of business on May 1, 1997.

         IN WITNESS WHEREOF, this Certificate of Amendment has been signed on behalf of the Corporation by its Senior Vice President and attested by its Assistant Secretary as of the 21st day of April, 1997.


                         COCA-COLA ENTERPRISES INC.


                         /S/ LOWRY F. KLINE
                         ------------------------------
                         Lowry F. Kline
                         Senior Vice President


Attest:



/S/ E. LISTON BISHOP III
-----------------------------
E. Liston  Bishop III
Assistant Secretary


[Seal]
-------------------------------------------------------------------------------

      Certificate of Amendment of the Restated Certificate of Incorporation
                                       of
                           Coca-Cola Enterprises Inc.

    UNDER SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


                  COCA-COLA ENTERPRISES INC., a corporation duly organized and existing under the laws of the State of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST:   That on February 22, 2000, the Board of Directors
duly adopted the following resolution amending the Restated Certificate of Incorporation of the Corporation, and declared its advisability and directed that the amendment be considered at the next annual meeting of the stockholders of the Corporation:

         RESOLVED, that Article FOURTH of the Company's Restated Certificate of Incorporation shall be amended by adding a new paragraph "E" as follows:

              "E. No stockholder of the Corporation shall have any
                  preemptive right to subscribe to any issue of stock of the Corporation or to any issue of any securities of the Corporation convertible into or exchangeable or exercisable for stock of the Corporation."

                  SECOND: That on April 14, 2000, at the Corporation's annual meeting called and held in accordance with the provisions of the General Corporation Law of the State of Delaware, the amendment was duly approved and adopted by more than two-thirds of the outstanding stock of the Corporation entitled to vote upon the amendment.

                  THIRD:   That the foregoing amendment was duly adopted in
accordance with Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, this Certificate of Amendment has been signed on behalf of the Corporation by its Senior Vice President and attested by its Assistant Secretary as of the 14th day of April, 2000.


                                                COCA-COLA ENTERPRISES INC.


ATTEST:                                         /S/ JOHN R. PARKER, JR.
                                                ---------------------------
                                                John R. Parker, Jr.
                                                Senior Vice President
/S/ E. LISTON BISHOP III
-------------------------
E. Liston  Bishop III
Assistant Secretary

[Seal]
                                             ----------------------------
                                            |     STATE OF DELAWARE      |
                                            |    SECRETARY OF STATE      |
                                            | DIVISION OF CORPORATIONS   |
                                            | FILED 11:00 AM 04/26/2000  |
                                            |     001211503 - 0388509    |
                                             ---------------------------